UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 17, 2017

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4233 Technology Drive, Durham, North Carolina 27704
(Address of Principal Executive Offices) (Zip Code)

(919) 287-6300
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Lease Agreement

On January 17, 2017, Argos Therapeutics, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Keystone-Centennial II, LLC (the “Landlord”), pursuant to which the Company has agreed to lease 40,420 rentable square feet (the “Premises”), to be up-fit through a project jointly directed and funded by the Landlord and the Company (the “Project”), for occupancy and use by the Company as office space and as a commercial manufacturing facility.  The Premises are located on North Carolina State University’s (“NCSU”) Centennial Campus in Raleigh, North Carolina. The Project will be divided into three phases and possession of the Premises will be delivered to the Company as each phase is completed.  The term of the Lease is one hundred twenty-three (123) months from the date of substantial completion and delivery of the second phase of the Premises, expected to be on or about May 16, 2017.  The Landlord has targeted completion of all three phases of the Premises by July 31, 2017, with abatement of rent to be provided to the Company in the event of late delivery.  The Company will have options to renew the Lease for two successive five-year periods.

The Company’s requirement to pay rent under the Lease begins on the date on which the Landlord delivers possession of the second phase of the Premises to the Company (the “Rent Commencement Date”).  The initial base monthly rent under the Lease is as follows: (i) for the first three months following the Rent Commencement Date, $43,788.33 per month; and (ii) for months 4-15 following the Rent Commencement Date, $87,576.67 per month.  Thereafter the base monthly rent shall increase at a rate of 3% per year.  The Company will also pay for operating expenses, utility charges, taxes, insurance and maintenance.  In addition, the Company has provided a security deposit in the amount of $2.4 million, which has been provided in the form of a letter of credit.

The Project will be financed by both the Landlord and the Company, with the Landlord contributing approximately $1.6 million to the Project and the Company funding the balance.  The plans, specifications and budget for the Project are still being finalized, however the Company estimates that the Project budget will be approximately $6.6 million.

Either party may terminate the Lease: (i) if the Landlord fails to or cannot repair damage to the Premises, as described in the Lease or (ii) if the Premises are condemned by an appropriate condemning authority. If after reasonable efforts, the parties are unable to agree upon the plans, specifications and budget for the Project, the parties have agreed to binding arbitration.  The Company may terminate the Lease prior to February 1, 2017 if it determines that NC State Non-Woven Fabrics Institute, which is another tenant in the building, will cause noise and/or vibrations that will prevent the Company from obtaining FDA Approval (as defined in the Lease) for its intended use of the Premises.  The Landlord may terminate the Lease upon a default by the Company, including a failure to pay rent or failure to comply with the Company’s other obligations under the Lease, after certain cure periods, in each case as set forth in the Lease.

The foregoing description of certain terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease that the Company intends to file as an exhibit to its annual report on Form 10-K for the year ending December 31, 2016.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of the Company, approved the payment of bonuses with respect to the year ended December 31, 2016, annual equity awards under the Company’s 2014 Stock Incentive Plan and salary adjustments effective January 1, 2017 for members of executive management, including the following amounts for the Company’s named executive officers and the principal financial officer:

-	Jeffrey D. Abbey, President and Chief Executive Officer: Base salary increased to $480,000; option to purchase 386,212 shares of the Company’s common stock; restricted stock award of 17,430 shares of the Company’s common stock; and a cash bonus of $292,375.
-	Richard D. Katz, M.D., Chief Financial Officer: Base salary increased to $305,000; option to purchase 105,000 shares of the Company’s common stock; restricted stock award of 3,958 shares of the Company’s common stock; and a cash bonus of $64,125.
-	Charles Nicolette, Ph.D., Vice President of Research and Development and Chief Scientific Officer: Base salary increased to $385,000; option to purchase 185,000 shares of the Company’s common stock; restricted stock award of 16,753 shares of the Company’s common stock; and a cash bonus of $91,406.
-	Joan Winterbottom, Chief Human Resources Officer: Base salary increased to $300,000; option to purchase 85,000 shares of the Company’s common stock; restricted stock awards of 4,464 shares of the Company’s common stock; and a cash bonus of $72,319.

The option awards referenced above have an exercise price of $4.85 and vest over a 4-year period, commencing January 1, 2017, with 25% of each award vesting on January 1, 2018 and the balance vesting in equal monthly installments over the 36-month period thereafter.  The restricted stock awards referenced above are subject to a lapsing right of repurchase in favor of the Company as follows: (i) the right of repurchase will lapse with respect to 11,875 shares of Mr. Abbey’s restricted stock on April 17, 2017 and with respect to the remaining 5,555 shares on December 9, 2017; (ii) the right of repurchase will lapse with respect to 3,958 shares of Dr. Katz’s restricted stock on April 17, 2017; (iii) the right of repurchase will lapse with respect to all 5,642 shares of Dr. Nicolette’s restricted stock on April 17, 2017 and with respect to the remaining 11,111 shares on December 9, 2017; and (iv) the right of repurchase will lapse with respect to all 4,464 shares of Ms. Winterbottom’s restricted stock on April 17, 2017, in each case assuming such executive officer is still providing services to the Company on such date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 1.01 shall be deemed furnished, and not filed:

99.1	Press Release, dated January 19, 2017, entitled “Argos Therapeutics Completes Lease Agreement for Commercial Manufacturing Space on the Centennial Campus of North Carolina State University”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc.

Date: January 23, 2017	By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer